EXHIBIT 99.1

ASSOCIATED ESTATES REALTY CORPORATION FOURTH QUARTER AND FULL YEAR 2014 EARNINGS RELEASE

For Immediate Release	For more information, please contact:
Release Date: February 3, 2015	Jeremy Goldberg	(216) 797-8715

ASSOCIATED ESTATES REALTY CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR 2014 RESULTS
Full Year Same Community NOI up 3.3%
Full Year Same Community Average Occupancy of 95.7% and Operating Margins of 62.5%
2015 Operating FFO Per Share Growth of 7.1% at the Midpoint of Guidance

CLEVELAND - February 3, 2015 - Associated Estates Realty Corporation (NYSE, NASDAQ: AEC) announced today its financial results for the fourth quarter and full year ended December 31, 2014.
“2014 was another strong year for Associated Estates,” said Jeffrey I. Friedman, President and Chief Executive Officer. “We took decisive action to advance the interests of shareholders, optimize the portfolio and position the Company for continued growth and value creation. Through the continued execution of our proven strategic plan, we made significant progress on our portfolio transformation and extended our track record of delivering industry leading shareholder returns. Recognizing the strong performance of our portfolio, our Board was pleased to increase our quarterly dividend twice during the year, raising our annualized distribution by 10.5%, and further demonstrating our commitment to delivering value to shareholders.”
“Associated Estates enters 2015 with many Class A properties producing consistent, above market rents, a fully funded active development pipeline, a solid investment grade balance sheet, and a strong Board of Directors and management team whose interests are keenly aligned with those of our shareholders. Our asset sales were at very attractive cap rates and we have redeployed those funds into accretive acquisitions and developments with expected development stabilized yields approximately 250 basis points higher than the current market cap rates. In 2015, we look forward to continue building on our success over the last ten years for the benefit of all Associated Estates shareholders.”
Full Year Performance
Operating Funds from Operations (Operating FFO), which excludes $309,000 of extraordinary expenses incurred by the Company during 2014 related to the Land and Buildings activism campaign, was $1.26 per common share (diluted) for the full year ended December 31, 2014, compared to Funds from Operations (FFO) of $1.27 per common share (diluted) for the full year ended December 31, 2013. FFO for the full year ended December 31, 2014 was $1.26 per common share (diluted).
For the full year ended December 31, 2014, net income applicable to common shares was $144.2 million, or $2.49 per common share (diluted), compared to net income applicable to common shares of $61.0 million, or $1.17 per common share (diluted), for the full year ended December 31, 2013. Net income for the full year 2014 included gains of $133.3 million from the sale of five properties. Net income for the full year 2013 included gains of $52.8 million from the sale of four properties.
NOI for the year ended December 31, 2014 for the Company’s same community portfolio increased 3.3% compared to the year ended December 31, 2013. Revenue increased 2.5%, while property operating expenses increased by only 1.2%. Full year same community operating margins increased to 62.5% in 2014 compared to 62.0% in 2013. Average occupancy for the same community portfolio for 2014 was 95.7% compared to 95.6% for 2013.

ASSOCIATED ESTATES REALTY CORPORATION FOURTH QUARTER AND FULL YEAR 2014 EARNINGS RELEASE

Quarterly Results
Operating FFO for the fourth quarter of 2014 was $0.34 per common share (diluted) compared to FFO of $0.33 per common share (diluted) for the fourth quarter of 2013. FFO for the fourth quarter of 2014 was $0.33 per common share (diluted), and included $309,000 of extraordinary expenses incurred by the Company during the period related to the Land and Buildings activism campaign. Net income applicable to common shares was $36.6 million, or $0.63 per common share (diluted), for the quarter ended December 31, 2014, which included a $32.4 million gain associated with a property sale. For the fourth quarter of 2013, net income applicable to common shares was $29.2 million, or $0.51 per common share (diluted), which included a $26.0 million gain associated with two property sales. Net operating income (NOI) for the Company’s same community portfolio increased 1.9% for the fourth quarter of 2014 compared to the fourth quarter of 2013. Revenue increased 1.5%, while property operating expenses increased by only 0.9%. Average occupancy for the same community portfolio during the fourth quarter of 2014 was 94.3% compared to 95.4% during the fourth quarter of 2013.
A reconciliation of net income attributable to the Company to FFO and Operating FFO is included in the table at the end of this press release and in the Fourth Quarter 2014 Supplemental Financial Information furnished with this earnings release to the Securities and Exchange Commission on Form 8-K, and is available on the Investors section of the Company's website at AssociatedEstates.com. The Fourth Quarter 2014 Supplemental Financial Information provides additional financial information, including performance by region for the Company's portfolio.
Transactional Activity
During the fourth quarter, the Company closed on the sale of Cypress Shores, a 300-unit property located in Coconut Creek, FL. For the full year 2014, the Company completed five dispositions representing 1,209 units and total proceeds of approximately $216 million. The blended, unlevered IRR on these sales was 16.2%, and the blended market cap rate was 5.4%, which is calculated on trailing twelve months NOI after a 3% management fee and marking real estate taxes to market.
Today, the Company bought out its partner’s interest in the 5th and Huntington land site in Monrovia, California. The land site was originally purchased in a 50/50 joint venture.
Quarterly Dividend on Common Shares
The Company previously announced it increased its dividend from $0.20 per share per quarter to $0.21 per share per quarter, effective with the dividend paid on January 30, 2015. The most recent increase was the second dividend increase authorized by the Associated Estates Board of Directors in 2014. Together, these two dividend increases reflect a total increase of $0.02 per share, or 10.5%, as compared to the dividend paid on August 1, 2014. On an annualized basis, the two quarterly dividend increases announced during 2014 raised Associated Estates' dividend by $0.08 in the aggregate, from $0.76 to $0.84 per share.

ASSOCIATED ESTATES REALTY CORPORATION FOURTH QUARTER AND FULL YEAR 2013 EARNINGS RELEASE

Board of Directors Appointment, Business Review and Corporate Governance Enhancements
On December 29, 2014, the Company announced the following actions:

•
Douglas Crocker II, Chairman of Pearlmark Multifamily Partners and the former Vice Chairman and Chief Executive Officer of Equity Residential, has been appointed to the Company's Board as an independent director, effective immediately. The appointment of Mr. Crocker follows the decision by Mark L. Milstein to retire from the Board.

•
The Company has engaged Citigroup Global Markets Inc. as a financial advisor to assist the Board in conducting a thorough review of the Company's business.  Mr. Crocker, in his capacity as Chairman of the Finance and Planning Committee of the Board, together with the other committee members, have been tasked with overseeing this review of the Company's strategy, portfolio and business.

•
The Associated Estates Board of Directors has unanimously approved the following actions to further enhance the Company's corporate governance practices: redeemed the Company's shareholder rights plan; eliminated the Executive Committee of the Board; and seeking shareholder approval at the 2015 Annual Meeting of Shareholders to eliminate the Company's 4.0% share ownership limit.

2015 Outlook

•	Same Community Revenue Growth	2.50% to 3.50%
•	Same Community Expense Growth	2.00% to 3.00%
•	Same Community Property NOI Growth	2.75% to 3.75%
•	Earnings Per Common Share	$1.72 to $1.78
•	Operating FFO Per Common Share	$1.32 to $1.38
Additional detailed assumptions relating to the Company's guidance can be found on page 22 of the Fourth Quarter 2014 Supplemental Financial Information.
Conference Call
A conference call to discuss the Company’s fourth quarter results will be held today at 5:00 p.m. Eastern. To participate in the call:
Via Telephone: The dial-in number is (855) 233-8223, and the conference ID is 61168775. An operator will ask you for the conference ID. The call will be archived through February 17, 2015. The dial-in number for the replay is (855) 859-2056.
Via the Internet (listen only): Access the Investors section of the Company's website at AssociatedEstates.com. Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Select the "Fourth Quarter 2014 Earnings Conference Call" link. The webcast will be archived for 90 days.

ASSOCIATED ESTATES REALTY CORPORATION FOURTH QUARTER AND FULL YEAR 2014 EARNINGS RELEASE

About Associated Estates
Associated Estates is a real estate investment trust and a member of the S&P 600, Russell 2000, and MSCI US REIT Indices. The Company is headquartered in Richmond Heights, Ohio.  Associated Estates' portfolio consists of 57 apartment communities containing 15,206 units located in 10 states, which include three committed acquisitions with 1,026 units that are being managed during lease-up and five apartment communities with 1,446 units in various stages of active development.  For more information about the Company, please visit its website at AssociatedEstates.com.
FFO and Operating FFO are non-Generally Accepted Accounting Principles measures. The Company generally considers FFO and Operating FFO to be useful measures for reviewing the comparative operating and financial performance of the Company because FFO and Operating FFO can help one compare the operating performance of a company’s real estate between periods or to different REITs. A reconciliation of net income attributable to the Company to FFO and Operating FFO is included in the table at the end of this press release and in the Fourth Quarter 2014 Supplemental Financial Information included with this earnings release and furnished to the Securities and Exchange Commission on Form 8-K.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on certain assumptions, as well as current expectations, estimates, projections, judgments and knowledge of management, all of which are subject to risks, trends and uncertainties that could cause actual results to vary from those projected. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements include, without limitation, those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission, and the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; risks of a lessening of demand for the multifamily units owned by the Company; competition from other available multifamily units, single family units available for rental or purchase, and changes in market rental rates; the failure of development projects or redevelopment activities to achieve expected results due to, among other causes, construction and contracting risks, unanticipated increases in materials and/or labor, and delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project; losses resulting from property damage or personal injury that are not insured; the results of litigation involving the Company; the cost, disruption and diversion of management’s attention associated with campaigns commenced by activist investors seeking to influence the Company to take particular actions favored by the activist or gain representation on our Board of Directors; information security breaches and other disruptions that could compromise our information and expose us to business interruption, increased costs, liability and reputational damage; and risks associated with property acquisitions and dispositions, such as failure to achieve expected results. Readers should carefully review the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the other documents the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and the Company assumes no obligation to revise or update them to reflect future developments or circumstances.

ASSOCIATED ESTATES REALTY CORPORATION FOURTH QUARTER AND FULL YEAR 2014 EARNINGS RELEASE

		ASSOCIATED ESTATES REALTY
		CORPORATION
		Financial Highlights
		(in thousands, except per share data)
		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2014	2013	2014	2013

Total revenue		$48,256	$49,070	$194,080	$181,479

Net income attributable to AERC		$36,672	$29,273	$144,711	$61,250
Add:	Depreciation - real estate assets	14,622	14,839	58,039	53,779
	Amortization of intangible assets	374	881	3,284	3,877
Less:	Gain on disposition of properties	(32,385)	(25,960)	(133,254)	(52,828)

Funds from Operations (FFO) (1)		$19,283	$19,033	$72,780	$66,078

Add:	Shareholder activism costs	$309	$—	$309	$—

Operating FFO (2)		$19,592	$19,033	$73,089	$66,078

Add:	Depreciation - other assets	604	549	2,234	2,176
	Amortization of deferred financing fees	476	461	1,879	2,002
Less:	Recurring fixed asset additions	(2,848)	(2,805)	(10,921)	(11,945)

Funds Available for Distribution (FAD) (3)		$17,824	$17,238	$66,281	$58,311

Per share:
Funds from Operations - diluted (1)		$0.33	$0.33	$1.26	$1.27
Operating FFO - diluted (2)		$0.34	$0.33	$1.26	$1.27
Dividends per share		$0.20	$0.19	$0.77	$0.76
Weighted average shares outstanding - diluted		58,118	57,608	57,975	52,184

ASSOCIATED ESTATES REALTY CORPORATION FOURTH QUARTER AND FULL YEAR 2014 EARNINGS RELEASE

(1)
The Company defines FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). This definition includes all operating results, both recurring and non-recurring, except those results defined as "extraordinary items" under GAAP, adjusted for depreciation on real estate assets, amortization of intangible asset and lease up costs for development properties, and excludes impairment write-downs of depreciable real estate and gains and losses from the disposition of previously depreciated real estate.  FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.  We generally consider FFO to be a useful measure for reviewing our comparative operating and financial performance because FFO can help one compare the operating performance of a company's real estate between periods or as compared to different REITs.

(2)
The Company defines Operating FFO as FFO, as defined above, excluding $309 of shareholder activism costs for the three and twelve months ended December 31, 2014. These shareholder activism costs are included in general and administrative expense in the Company's Consolidated Statement of Operations and Comprehensive Income. We are providing this calculation as an alternative FFO calculation as we consider it a more appropriate measure of comparing the operating performance of a company's real estate between periods or as compared to different REITs.

(3)
The Company defines FAD as Operating FFO, as defined above, plus depreciation other and amortization of deferred financing fees less recurring fixed asset additions.  Fixed asset additions exclude development, investment, revenue enhancing and non-recurring capital additions.  We consider FAD to be an appropriate supplemental measure of the performance of an equity REIT because, like Operating FFO, it captures real estate performance by excluding gains or losses from the disposition of previously depreciated real estate, depreciation on real estate assets and amortization of intangible assets.  Unlike Operating FFO, FAD also reflects the recurring capital expenditures that are necessary to maintain the associated real estate.

The full text and supplemental financial information of this press release are available on Associated Estates' website at AssociatedEstates.com. To receive a copy of the results by mail or fax, please contact Investor Relations at 1-800-440-2372. For more information, access the Investors section of AssociatedEstates.com.